[LETTERHEAD OF WIENER, GOODMAN & COMPANY, P.C.]





                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders of BigString Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of BigString Corporation (Registration No. 333-__________) of our report dated March 17, 2006 relating to the consolidated balance sheets of BigString Corporation (a development stage company) and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004, and for the period October 8, 2003 (date of formation) through December 31, 2005, and to the use of our name as it appears under the caption "Experts."


/s/ Wiener, Goodman & Company, P.C.
-----------------------------------

Wiener, Goodman & Company, P.C.
Certified Public Accountants

July 17, 2006